Altus Power, Inc. Announces Fourth Quarter
and Full Year 2023 Financial Results

Full Year 2023 Financial Highlights

•Full year 2023 revenues of $155.2 million, a 53% increase compared to full year 2022
•GAAP net loss of $26.0 million for full year 2023, compared to net income of $52.2 million for full year 2022
•Adjusted EBITDA* of $93.1 million for full year 2023, a 59% increase compared to full year 2022
•Net cash provided by operating activities of $79.4 million, a 125% increase over 2022
•Adjusted EBITDA margin* of 60% for full year 2023, compared to 58% for full year 2022

Business Highlights

•Added ~150 enterprise customers, bringing total to over 450
•Increased portfolio size by 91% to 896 MW during 2023
•Completed ~74 MW of new-build assets and added ~352 MW of assets in operation
•Largest owner of commercial scale solar assets in the US1
•Expanded presence with offices on the West Coast, resulting from our first platform acquisition
•Approaching 1 gigawatt portfolio with closing of 84 MW acquisition from Vitol in January 2024
•Year ending cash balance of $219 million underpins financing plan for 2024 with no expected equity needs

STAMFORD, CT, March 14, 2024 – Altus Power, Inc. (NYSE: AMPS) (“Altus Power” or the “Company”), the largest commercial scale provider of clean, electric power, today announced its financial results for fourth quarter and full year 2023.
“2023 was another record year for Altus on a number of fronts, with revenue, adjusted EBITDA, customer additions and asset growth all reaching new highs," said Lars Norell, co-CEO of Altus Power. "As an industry leader in a growing market, we are building a different kind of power company. We are customer-centric and have growing annual recurring revenues* which we expect will allow us to deliver our shareholders sustainable and profitable growth over time."
"As the largest player in commercial scale solar, the advantages of our category leadership are becoming ever more evident, and we are continuing to scale our platform in order to support our ongoing growth. We kickstarted 2024 with a strategic acquisition, bolstering our operational assets through a partnership with Vitol. Our pipeline is rich with new build opportunities arising from our expanding set of partners," added Gregg Felton, Co-CEO of Altus Power. "We believe our balance sheet is well positioned to support the growth in customers and assets available to us."
Fourth Quarter Financial Results
Operating revenues during the fourth quarter of 2023 totaled $34.2 million, compared to $26.8 million during the same period of 2022, an increase of 28%. The increase is primarily due to the growth of megawatt hours generated by Altus Power's assets in service of the Company's growing customer base.
Fourth quarter 2023 GAAP net loss totaled $40.0 million, compared to net income of $67.1 million for the same period last year. The decrease was driven by a $17.7 million non-cash loss from remeasurement of alignment shares during the fourth quarter of 2023, as compared to a $71.5 million non-cash gain from remeasurement of both warrants and alignment shares during the fourth quarter of 2022.

Adjusted EBITDA* during the fourth quarter of 2023 was $17.3 million, compared to $16.6 million for the fourth quarter of 2022, a 5% increase. The quarter-over-quarter growth in adjusted EBITDA* was primarily the result of increased revenue from additional solar energy facilities, partially offset by an increase in our general and administrative expenses.

Full Year 2023 Financial Results
Operating revenues for full year 2023 totaled $155.2 million, compared to $101.2 million in 2022, driven by customer additions and growth in megawatt hours sold over the past twelve months.

1 Total Commercial Solar Ownership Rankings “US PV Leaderboard” by Wood Mackenzie as of March 7th, 2024

Full year 2023 GAAP net loss totaled $26.0 million, compared to net income of $52.2 million in 2022 primarily driven by the non-cash net gain of $55.7 million from remeasurement of both warrants and alignment shares in 2022.

Adjusted EBITDA* during full year 2023 totaled $93.1 million, compared to $58.6 million for full-year 2022. This growth was primarily the result of increased revenue from additional solar energy facilities, partially offset by an increase in our general and administrative expenses.
Initiating 2024 Guidance
Altus Power expects 2024 operating revenues in the range $200-222 million, and adjusted EBITDA* in the range of $115-135 million, representing 36% and 34% growth over 2022 at the midpoints, respectively.
Use of Non-GAAP Financial Information
*Denotes Non-GAAP financial measure. We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as adjusted EBITDA and adjusted EBITDA margin provide users of our financial statements with supplemental information that may be useful in evaluating our business. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define adjusted EBITDA as net income plus net interest expense, depreciation, amortization and accretion expense, income tax expense or benefit, acquisition and entity formation costs, stock-based compensation expense, and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, gain or loss on fair value remeasurement of contingent consideration, gain or loss on disposal of property, plant and equipment, change in fair value of redeemable warrant liability, change in fair value of Alignment Shares liability, loss on extinguishment of debt, net, and other miscellaneous items of other income and expenses

We define adjusted EBITDA margin as adjusted EBITDA divided by operating revenues.
Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures that we use to measure our performance. We believe that investors and analysts also use adjusted EBITDA and adjusted EBITDA margin in evaluating our operating performance. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The GAAP measure most directly comparable to adjusted EBITDA is net income and to adjusted EBITDA margin is net income over operating revenues. The presentation of adjusted EBITDA and adjusted EBITDA margin should not be construed to suggest that our future results will be unaffected by non-cash or non-recurring items. In addition, our calculation of adjusted EBITDA and adjusted EBITDA margin are not necessarily comparable to adjusted EBITDA and adjusted EBITDA margin as calculated by other companies and investors and analysts should read carefully the components of our calculations of these non-GAAP financial measures.

We believe adjusted EBITDA is useful to management, investors and analysts in providing a measure of core financial performance adjusted to allow for comparisons of results of operations across reporting periods on a consistent basis. Factors in this determination include the exclusion of (1) variability due to gains or losses related to fair value remeasurement of contingent consideration and the change in fair value of redeemable warrant liability and Alignment Shares liability, (2) strategic decisions to acquire businesses, dispose of property, plant and equipment or extinguish debt, and (3) the non-recurring nature of stock-based compensation and other miscellaneous items of income and expense, which affect results in a given period or periods. In addition, adjusted EBITDA represents the business performance of the Company before the application of statutory income tax rates and tax adjustments corresponding to the various jurisdictions in which the Company operates, as well as interest expense and depreciation, amortization and accretion expense, which are not representative of our ongoing operating performance.

Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. Adjusted EBITDA should not be considered an alternative to but viewed in conjunction with GAAP results, as we believe it provides a more complete understanding of ongoing business performance and trends than GAAP measures alone. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

In addition to adjusted EBITDA, we may also refer to annual recurring revenue, or ARR, which is a non-GAAP measure. ARR is an estimate that management uses to determine the expected annual revenue potential of our operating asset base at the end of a calendar year. ARR assumes customary weather, production, expenses and other economic and market conditions, as well as seasonality. It is not derived from a GAAP financial measure so it is difficult to provide a meaningful reconciliation to GAAP. The elements of our financial statements that are considered or evaluated in determining our ARR are the following: the estimated megawatt hours of generation assuming all new build and operating assets added any time during the year were in place for the full year and the estimated power prices for such assets based on historical power prices. We believe this metric can be helpful to assess our portfolio asset base in operation at the beginning of an annual period, e.g. if we were to receive the benefit of assets added for a full year even if they were added during a partial year. This figure is only an estimate and is based on a number of assumptions by Altus Power's management that may or may not be realized.

Altus Power does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty and without unreasonable effort, items such as acquisition and entity formation costs, gain on fair value remeasurement of contingent consideration, change in fair value of redeemable warrant liability, change in fair value of alignment shares. These items are uncertain, depend on various factors, and could be material to Altus Power’s results computed in accordance with GAAP.
Adjusted EBITDA Definitions
Interest Expense, Net. Interest expense, net represents interest on our borrowings under our various debt facilities, amortization of debt discounts and deferred financing costs, and gains and losses on interest rate swaps.

Depreciation, Amortization and Accretion Expense. Depreciation expense represents depreciation on solar energy systems that have been placed in service. Depreciation expense is computed using the straight-line composite method over the estimated useful lives of assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives or the remaining term of the lease. Amortization includes third party costs necessary to enter into site lease agreements, third party costs necessary to acquire PPA and NMCA customers and favorable and unfavorable rate revenues contracts. Third party costs necessary to enter into site lease agreements are amortized using the straight-line method ratably over 15-30 years based upon the term of the individual site leases. Third party costs necessary to acquire PPAs and NMCA customers are amortized using the straight-line method ratably over 15-25 years based upon the term of the customer contract. Estimated fair value allocated to the favorable and unfavorable rate PPAs and REC agreements are amortized using the straight-line method over the remaining non-cancelable terms of the respective agreements. Accretion expense includes over time increase of asset retirement obligations associated with solar energy facilities.

Income Tax (Expense) Benefit. We account for income taxes under ASC 740, Income Taxes. As such, we determine deferred tax assets and liabilities based on temporary differences resulting from the different treatment of items for tax and financial reporting purposes. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Additionally, we must assess the likelihood that deferred tax assets will be recovered as deductions from future taxable income. We have a partial valuation allowance on our deferred state tax assets because we believe it is more likely than not that a portion of our deferred state tax assets will not be realized. We evaluate the recoverability of our deferred tax assets on an annual basis.

Acquisition and Entity Formation Costs. Acquisition and entity formation costs represent costs incurred to acquire businesses and form new legal entities. Such costs primarily consist of professional fees for banking, legal, accounting and appraisal services.

Stock-Based Compensation Expense. Stock-based compensation expense is recognized for awards granted under the Legacy Incentive Plans and Omnibus Incentive Plan, as defined in Note 17, "Stock-Based Compensation," to our consolidated financial statements included in our report on Form 10-K for the year ended December 31, 2023.

Fair Value Remeasurement of Contingent Consideration. In connection with various acquisitions, contingent consideration may be payable upon achieving certain conditions. The Company estimates the fair value of contingent consideration using a Monte Carlo simulation model or an expected cash flow approach. Significant assumptions used in the measurement of fair value of contingent consideration associated with various acquisitions include market power rates, estimated volumes of power generation of acquired solar energy facilities, percentage of completion of in-development solar energy facilities, and the risk-adjusted discount rate associated with the business.

Gain or Loss on Disposal of Property, Plant and Equipment. In connection with the disposal of assets, the Company recognizes a gain or loss on disposal of property, plant and equipment, which represents the difference between the consideration received and the carrying value of the disposed asset.

Change in Fair Value of Redeemable Warrant Liability. In connection with the Merger, the Company assumed a redeemable warrant liability composed of publicly listed warrants (the "Redeemable Warrants") and warrants issued to CBRE Acquisition Sponsor, LLC in the private placement. In October 2022, the Company redeemed all outstanding Redeemable Warrants. The redeemable warrant liability was remeasured through the date all outstanding Redeemable Warrants were redeemed, and the resulting loss was included in the consolidated statements of operations.

Change in Fair Value of Alignment Shares. Alignment Shares represent Class B common stock of the Company which were issued in connection with the Merger. Class B common stock, par value $0.0001 per share ("Alignment Shares") are accounted for as liability-classified derivatives, which were remeasured as of December 31, 2023, and the resulting gain was included in the consolidated statements of operations. The Company estimates the fair value of outstanding Alignment Shares using a Monte Carlo simulation valuation model utilizing a distribution of potential outcomes based on a set of underlying assumptions such as stock price, volatility, and risk-free interest rates.

Loss on Extinguishment of Debt, net. When the repayment of debt is accounted for as an extinguishment of debt, loss on extinguishment of debt represents the difference between the reacquisition price of debt and the net carrying amount of the extinguished debt.

Other (Income) Expense, Net. Other income and expenses primarily represent interest income, state grants, and other miscellaneous items.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "aims", "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of Altus Power to successfully integrate into its business and recognize the anticipated benefits of recently completed business combinations and related transactions and generate profit from their operations; (2) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (3) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; (4) changes in applicable laws or regulations ; and (5) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 14, 2024, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise, except as required by applicable law.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Conference Call Information

The Altus Power management team will host a conference call to discuss its fourth quarter and full year 2023 financial results later today at 4:30 p.m. Eastern Time. The call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of Altus Power's website at https://investors.altuspower.com/events-and-presentations/default.aspx. An archive of the webcast will be available after the call on the Investor Relations section of Altus Power's website as well.

About Altus Power, Inc.

Altus Power, based in Stamford, Connecticut, is the leading commercial-scale provider of serving commercial, industrial, public sector and community solar customers with end-to-end solutions. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.

Altus Power Contact for Investor or Media Inquiries:

Chris Shelton, Head of Investor Relations
InvestorRelations@altuspower.com

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating revenues, net	$34,192	$26,764	$155,162	$101,163
Operating expenses
Cost of operations (exclusive of depreciation and amortization shown separately below)	8,254	4,690	29,636	17,532
General and administrative	8,606	5,524	32,453	25,026
Depreciation, amortization and accretion expense	15,573	8,781	53,627	29,600
Acquisition and entity formation costs	1,380	3,046	4,508	3,629
Loss on fair value remeasurement of contingent consideration	2,057	225	2,207	79
Loss (gain) on disposal of property, plant and equipment	—	—	649	(2,222)
Stock-based compensation	3,680	2,734	14,984	9,404
Total operating expenses	$39,550	$25,000	$138,064	$83,048
Operating income	(5,358)	1,764	17,098	18,115
Other (income) expenses
Change in fair value of redeemable warrant liability	—	(800)	—	5,647
Change in fair value of Alignment Shares liability	17,699	(70,681)	(5,632)	(61,314)
Other expense (income), net	134	(1,066)	1,784	(3,926)
Interest expense, net	17,336	6,394	47,486	22,162
Loss on extinguishment of debt, net	197	2,303	116	2,303
Total other expense (income)	$35,366	$(63,850)	$43,754	$(35,128)
(Loss) income before income tax expense	$(40,724)	$65,614	$(26,656)	$53,243
Income tax benefit (expense)	760	1,472	683	(1,076)
Net (loss) income	$(39,964)	$67,086	$(25,973)	$52,167
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(12,837)	(797)	(16,618)	(3,270)
Net (loss) income attributable to Altus Power, Inc.	$(27,127)	$67,883	$(9,355)	$55,437
Net (loss) income per share attributable to common stockholders
Basic	$(0.17)	$0.43	$(0.06)	$0.36
Diluted	$(0.17)	$0.42	$(0.06)	$0.35
Weighted average shares used to compute net (loss) income per share attributable to common stockholders
Basic	158,737,305	158,109,614	158,699,959	154,648,788
Diluted	158,737,305	159,338,967	158,699,959	155,708,993

Altus Power, Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$160,817	$193,016
Current portion of restricted cash	45,358	2,404
Accounts receivable, net	17,100	13,443
Other current assets	5,522	6,206
Total current assets	228,797	215,069
Restricted cash, noncurrent portion	12,752	3,978
Property, plant and equipment, net	1,619,047	1,005,147
Intangible assets, net	47,588	47,627
Operating lease asset	173,804	94,463
Derivative assets	530	3,953
Other assets	7,831	6,651
Total assets	$2,090,349	$1,376,888
Liabilities, redeemable noncontrolling interests, and stockholders' equity
Current liabilities:
Accounts payable	$7,338	$2,740
Construction payable	14,108	9,038
Interest payable	8,685	4,436
Purchase price payable, current	9,514	12,077
Due to related parties	51	112
Current portion of long-term debt	39,611	29,959
Operating lease liability, current	6,861	3,339
Contract liability, current	2,940	2,590
Other current liabilities	17,402	3,937
Total current liabilities	106,510	68,228
Alignment Shares liability	60,502	66,145
Long-term debt, net of unamortized debt issuance costs and current portion	1,163,307	634,603
Intangible liabilities, net	18,945	12,411
Purchase price payable, noncurrent	—	6,940
Asset retirement obligations	17,014	9,575
Operating lease liability, noncurrent	180,701	94,819
Contract liability	5,620	5,397
Deferred tax liabilities, net	9,831	11,011
Other long-term liabilities	2,908	4,700
Total liabilities	$1,565,338	$913,829
Commitments and contingent liabilities
Redeemable noncontrolling interests	26,044	18,133
Stockholders' equity
Common stock $0.0001 par value; 988,591,250 shares authorized as of December 31, 2023 and 2022; 158,999,886 and 158,904,401 shares issued and outstanding as of December 31, 2023 and 2022, respectively	16	16
Additional paid-in capital	485,063	470,004
Accumulated deficit	(55,274)	(45,919)
Accumulated other comprehensive income	17,273	—
Total stockholders' equity	$447,078	$424,101
Noncontrolling interests	51,889	20,825
Total equity	$498,967	$444,926
Total liabilities, redeemable noncontrolling interests, and stockholders' equity	$2,090,349	$1,376,888

Altus Power, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2023	2022
Cash flows from operating activities
Net (loss) income	$(25,973)	$52,167
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation, amortization and accretion	53,627	29,600
Deferred tax (benefit) expense	(715)	1,078
Non-cash lease expense	2,036	443
Amortization of debt discount and financing costs	3,617	3,018
Loss on extinguishment of debt, net	116	2,303
Change in fair value of redeemable warrant liability	—	5,647
Change in fair value of Alignment Shares liability	(5,632)	(61,315)
Remeasurement of contingent consideration	2,207	79
Loss (gain) on disposal of property, plant and equipment	649	(2,222)
Stock-based compensation	14,938	9,404
Other	764	(174)
Changes in assets and liabilities, excluding the effect of acquisitions
Accounts receivable	1,493	(2,122)
Due from related parties	(61)	112
Derivative assets	20,690	(1,247)
Other assets	2,098	(280)
Accounts payable	3,504	(1,126)
Interest payable	4,249	(58)
Contract liability	438	562
Other liabilities	1,312	(627)
Net cash provided by operating activities	79,357	35,242
Cash flows used for investing activities
Capital expenditures	(117,791)	(77,223)
Payments to acquire renewable energy businesses, net of cash and restricted cash acquired	(432,441)	(76,166)
Payments to acquire renewable energy facilities from third parties, net of cash and restricted cash acquired	(38,931)	(13,924)
Proceeds from disposal of property, plant and equipment	2,350	3,605
Other	—	496
Net cash used for investing activities	(586,813)	(163,212)

Cash flows from financing activities
Proceeds from issuance of long-term debt	579,627	124,697
Repayments of long-term debt	(51,114)	(123,362)
Payment of debt issuance costs	(5,000)	(5,257)
Payment of debt extinguishment costs	(85)	(1,335)
Payment of deferred purchase price payable	(17,632)	—
Payment of transaction costs related to the Merger	—	(742)
Proceeds from exercise of warrants	—	65
Payment of contingent consideration	(5,298)	(72)
Contributions from noncontrolling interests	35,282	6,097
Redemption of noncontrolling interests	(3,855)	(473)
Distributions to noncontrolling interests	(4,940)	(2,571)
Net cash provided by (used for) financing activities	526,985	(2,953)
Net increase (decrease) in cash, cash equivalents, and restricted cash	19,529	(130,923)
Cash, cash equivalents, and restricted cash, beginning of year	199,398	330,321
Cash, cash equivalents, and restricted cash, end of year	$218,927	$199,398

	Year ended December 31,
	2023	2022
Supplemental cash flow disclosure
Cash paid for interest, net of amounts capitalized	$36,946	$21,605
Cash paid for taxes	69	73
Non-cash investing and financing activities
Asset retirement obligations	$6,312	$1,840
Debt assumed through acquisitions	7,900	117,295
Initial recording of noncontrolling interest	13,500	183
Redeemable noncontrolling interest assumed through acquisitions	15,541	2,126
Accrued distributions to noncontrolling interests	278	—
Accrued deferred financing costs	203	—
Acquisitions of property and equipment included in construction payable	5,588	8,371
Construction loan conversion	—	(4,186)
Term loan conversion	—	4,186
Exchange of warrants into common stock	—	7,779
Warrants exercised on a cashless basis	—	47,836
Conversion of Alignment Shares into common stock	11	15
Deferred purchase price payable	7,656	18,548

Non-GAAP Financial Reconciliation

Reconciliation of GAAP reported Net (loss) income to non-GAAP adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Reconciliation of Net (loss) income to Adjusted EBITDA:
Net (loss) income	$(39,964)	$67,086	$(25,973)	$52,167
Income tax (benefit) expense	(760)	(1,472)	(683)	1,076
Interest expense, net	17,336	6,394	47,486	22,162
Depreciation, amortization and accretion expense	15,573	8,781	53,627	29,600
Stock-based compensation	3,680	2,734	14,984	9,404
Acquisition and entity formation costs	1,380	3,046	4,508	3,629
Loss on fair value remeasurement of contingent consideration	2,057	225	2,207	79
Loss (gain) on disposal of property, plant and equipment	—	—	649	(2,222)
Change in fair value of redeemable warrant liability	—	(800)	—	5,647
Change in fair value of Alignment Shares liability	17,699	(70,681)	(5,632)	(61,314)
Loss on extinguishment of debt, net	197	2,303	116	2,303
Other expense (income), net	134	(1,066)	1,784	(3,926)
Adjusted EBITDA	$17,332	$16,550	$93,073	$58,605

Reconciliation of non-GAAP adjusted EBITDA margin:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Reconciliation of Adjusted EBITDA margin:
Adjusted EBITDA	$17,332	$16,550	$93,073	$58,605
Operating revenues, net	34,192	26,764	155,162	101,163
Adjusted EBITDA margin	51%	62%	60%	58%